                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-64914 of Cross Country Inc. on Form S-1 of our report dated March 12, 1999 related to the consolidated financial statements of TravCorps Corporation and Subsidiary for the year ended December 26, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 6, 2001